UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive, #108
Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 622-3448

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On November 15, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of Dragonfly Energy Holdings Corp. (the “Company”) dismissed BDO USA, LLP (n/k/a BDO USA, P.C.) (“BDO”) as the Company’s independent registered public accounting firm. BDO had served as the Company’s independent registered public accounting firm from October 7, 2022 through the period ended September 30, 2023.

BDO’s audit report on the Company’s consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for BDO’s report for the year ended December 31, 2022, which contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through November 15, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for the following periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth below. As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), the Company’s management identified material weaknesses related to maintaining effective controls in the following areas: (i) insufficient number of accounting and financial reporting resources with the appropriate level of knowledge, experience and training; (ii) ineffective identification and assessment of risks impacting internal control over financial reporting; and (iii) ineffective evaluation and determination as to whether the components of internal control were present and functioning. As described in the Annual Report, the foregoing material weaknesses contributed to the following additional material weaknesses in business processes: (i) designing and implementing procedures surrounding completion, accuracy and review of account reconciliations; (ii) designing and implementing controls to assess the completeness, accuracy and accounting analysis of material contracts entered into by the Company; (iii) designing and implementing controls to sufficiently supervise and review the work completed by specialist engaged by the Company; (iv) designing and implementing controls to ensure the accuracy of period-end inventory count procedures to ensure proper financial reporting; and (v) designing and implementing control procedures to ensure the accuracy of the financial statements to the underlying accounting records and ensure the completeness of required disclosure. This reportable event was discussed among the Company’s management, the Audit Committee and BDO. BDO has been authorized by the Company to respond fully to the inquiries of Marcum LLP (“Marcum”), the successor accountant, including concerning this reportable event.

The Company provided BDO with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which BDO does not agree with such statements. A copy of the letter from BDO is filed with this report as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On November 15, 2023, the Audit Committee appointed Marcum as the Company’s new independent registered public accounting firm commencing with the Company’s fiscal year ending December 31, 2023, subject to Marcum completing its client acceptance process.

During the Company’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through November 17, 2023, the date Marcum completed its client acceptance process, neither the Company nor anyone acting on its behalf consulted with Marcum regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated November 21, 2023 from BDO USA, LLP to the Securities Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	Chief Executive Officer

Date: November 21, 2023